UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2016

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2016, Weatherford International plc (the “Company”) and certain subsidiaries of the Company entered into Amendment No. 1 to Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto. Pursuant to the amendment, the Company modified its existing senior revolving credit facility to add an accordion feature to permit new and existing lenders to add up to a maximum of $250 million in additional commitments and to make minor changes to certain terms and definitions as detailed in Exhibit 10.1 attached hereto.

Also on July 19, 2016, the Company and certain subsidiaries of the Company entered into Amendment No. 1 to Term Loan Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto. Pursuant to the amendment, the Company amended its existing term loan agreement to make minor changes to certain terms and definitions as detailed in Exhibit 10.2 attached hereto.

The description of each of the amendments above does not purport to be complete and is qualified in its entirety by reference to such amendment which are attached as Exhibit 10.1 and 10.2 to this Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1
Amendment No. 1 to Amended and Restated Credit Agreement, dated July 19, 2016, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amendment No. 1 to Term Loan Agreement, dated July 19, 2016, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: July 22, 2016
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

Exhibit Number	Exhibit Description
10.1
Amendment No. 1 to Amended and Restated Credit Agreement, dated July 19, 2016, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amendment No. 1 to Term Loan Agreement, dated July 19, 2016, among Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.